Exhibit 99.1

ActivIdentity Reports Fiscal Third Quarter 2008 Financial Results

Company reports GAAP net loss of $0.15 per share in fiscal Q3: non-GAAP loss of $0.06 per share in fiscal Q3.

FREMONT, Calif., August 11, 2008 — ActivIdentity Corporation (NASDAQ: ACTI), a global leader in digital identity assurance, today announced its financial results for its fiscal third quarter ended June 30, 2008.

Revenue for the quarter ended June 30, 2008 was $14.3 million, compared to $16.3 million for the year-ago quarter.

Operating expenses for the fiscal third quarter were $13.2 million, representing a 15% decline over $15.6 million in the fiscal third quarter of 2007.  Compared to the year-ago quarter, Sales and Marketing expenses declined 5 percent from $6.1 million to $5.8 million; Research and Development expenses declined 8 percent from $5.1 million to $4.7 million; and General and Administrative expenses declined 41 percent from $4.4 million to $2.6 million.

The Company also completed a reduction in headcount by 13 percent in the third fiscal quarter of 2008, when compared to the same quarter in 2007, which will position the Company for ongoing expense realignment.

GAAP net loss for the third quarter of fiscal 2008 was $7.0 million or $(0.15) per basic and diluted share, compared to a GAAP net loss of $2.7 million or $(0.06) per share for the third quarter of fiscal 2007.

Non-GAAP net loss for the quarter ended June 30, 2008 was $2.7 million or $(0.06) per basic and diluted share compared to a non-GAAP net loss of $1.2 million or $(0.03) for the third quarter of fiscal 2007.  Non-GAAP net loss for the quarter ended June 30, 2008 excluded $1.9 million attributed to loss on liquidation of investment in foreign entity, an other-than-temporary impairment charge of $0.8 million for auction rate securities, $0.8 million of stock based compensation expense, $0.6 million of amortization of intangible assets expense and $0.3 million of severance expenses related to our global cost reduction program.  Please refer to the GAAP to non-GAAP reconciliation table for further detail.

Cash, cash equivalents, and investments were $114.3 million at June 30, 2008 compared to $121.7 million at September 30, 2007.

Business Highlights:

•                  In the fiscal third quarter, the Company continued aggressively to deploy its Identity Assurance solutions in two primary sector focuses:

•                  In the Business-to-Employee market, the Company continues to work with British Telecom to progressively deploy secure remote access for its employee base,

and is also deploying Secure Employee ID for a UK government entity. Additionally the Company had further deployments of the smart employee ID solutions for several Fortune 500 clients in the financial services and technology industries, and also began implementing a physical and logical access control system with the U.S. Patent and Trademark Office, which will enable compliance with the Homeland Security Presidential Directive / HSPD-12.

•                  In the Business-to-Consumer market, ActivIdentity has begun strong authentication deployment for a top 10 global banking institution headquartered in Europe, a large African regional bank, and for one of the largest Nordic banking groups. Additionally, ActivIdentity also signed several significant new clients including an implementation with a major bank in Malaysia, which represents the first major 4TRESS implementation in this region.  The company is also deploying strong authentication for several of the largest banks in Korea and Australia.

“During the past 90 days, we’ve focused our efforts on aligning revenues with expenses, and have taken steps to significantly streamline our operations. We’ve also begun to put in place a go-to-market strategy aimed at streamlining our product offering and growing our market share in the key industries we serve.  This market-driven sales strategy should enable us to be more competitive by industry and ultimately more successful penetrating multiple markets such as Business-to-Employee, Business-to-Business, Business-to-Consumer and Government-to-Citizen.” said Grant Evans, Chairman and Chief Executive Officer of ActivIdentity.

Mr. Evans added, “I’m also proud to say that we continue to assemble a truly world-class management team with the recent addition of our new CFO/COO, Mr. Jacques Kerrest. Mr. Kerrest brings a wealth of financial and operating experience to the team and, coupled with our Board of Directors who collectively have deep industry experience, we are all focused and quite passionate about our prospects for success.  We also have a number of exciting initiatives underway that will enable us to capitalize on the growing market opportunity for identity assurance.”

Updated Guidance

Management expects revenue for the fiscal year ending September 30, 2008 to be roughly flat compared with the prior year.  Prior guidance issued by the previous management team during the fiscal first quarter conference call on February 11, 2008, called for fiscal 2008 revenues to increase between 10% and 22% over fiscal 2007.

Conference Call Details

ActivIdentity will host its earnings conference call to discuss results of its third quarter fiscal 2008 at 1:30 p.m. PST (4:30 p.m. EST) tomorrow, August 12, 2008.  There will be a live audio web cast and dial in to the conference call.

To access the conference call within the U.S. or Canada, please dial (877) 292-2820 and enter conference ID 56444309.  To access the conference call outside the U.S. or Canada please dial (706) 679-4390 and enter conference ID 56444309.

The conference call web cast will be available on the investor relations section of the Company’s website at www.actividentity.com.  A replay of the web cast will be available approximately two hours after the conclusion of the call at www.actividentity.com through August 29, 2008.

About ActivIdentity

ActivIdentity® Corporation (NASDAQ: ACTI) identity solutions secure the business of enterprise, government, and financial services organizations worldwide. Trusted identity is the core of the ActivIdentity platform enabling security for data, networks, applications, passwords and credentials, web, email and documents, transactions as well as converged security.

ActivIdentity solutions support the convergence of physical and logical identity through strong authentication with smart card lifecycle management, adding enterprise single sign on, and data encryption and digital signature.

ActivIdentity customers experience multiple benefits including increased network security, protection against identity theft and online fraud, enhanced workforce productivity, business process efficiencies, and regulatory compliance.

Headquartered in Fremont, CA (USA), ActivIdentity develops products in the United States, Australia, and France, and has sales and technical service centers in more than ten countries. More than 15 million users and 4,000 customers worldwide rely on ActivIdentity identity assurance technology to address growing internal and external risks. The company works with world class partners such as EDS, Hewlett-Packard, IBM, Microsoft, Novell, and Sun Microsystems.

# # #

ActivIdentity and ActivCard are registered trademarks in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements Safe Harbor

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include risks relating to our history of losses and need for revenue growth and cost containment, the integration of acquired business and technologies, the variability of our quarterly results, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). There can be no assurance that we will achieve targeted levels of revenues for fiscal 2008 or that our strategic initiatives will result in the anticipated benefits. Copies of our SEC filings, which have more information about these and other risks, are available from the Company and on the SEC’s Web site at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

At ActivIdentity:	At Gutenberg Communications
Phil Jacobs	Michael Gallo
+612-6208-4875	212-239-8594
Phil.Jacobs@actividentity.com	mgallo@gutenbergpr.com

Condensed Consolidated Statements of Operations

(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue:
Software	$5,983	$4,923	$17,017	$17,540
Hardware	3,175	5,670	11,090	13,778
Maintenance and support	5,140	5,691	15,255	14,465
Total revenue	14,298	16,284	43,362	45,783

Cost of revenue:
Software	1,086	1,344	2,772	2,930
Hardware	2,071	2,733	6,819	7,536
Maintenance and support	2,040	1,194	6,092	3,406
Amortization of acquired developed technology and patents	592	747	1,787	2,331
Total cost of revenue	5,789	6,018	17,470	16,203
Gross profit	8,509	10,266	25,892	29,580

Operating expenses:
Sales and marketing	5,827	6,127	19,548	19,053
Research and development	4,676	5,060	14,092	14,913
General and administration	2,626	4,405	8,267	9,784
Restructuring expense (recovery)	3	—	(70)	—
Amortization of acquired intangible assets	42	48	124	144
Impairment of goodwill	—	—	35,874	—
Total operating expenses	13,174	15,640	77,835	43,894
Loss from operations	(4,665)	(5,374)	(51,943)	(14,314)

Other income (expense):
Interest income, net	845	1,596	3,772	4,494
Other income (expense), net	(2,927)	1,099	(4,977)	2,431
Total other income (expense), net	(2,082)	2,695	(1,205)	6,925
Loss before income tax and minority interest	(6,747)	(2,679)	(53,148)	(7,389)
Income tax benefit (provision)	(250)	(41)	(280)	(155)
Minority interest	14	(2)	32	(8)
Net loss	$(6,983)	$(2,722)	$(53,396)	$(7,552)
Basic and diluted net loss per share	$(0.15)	$(0.06)	$(1.17)	$(0.17)
Shares used to compute basic and diluted net loss per share	45,778	45,713	45,764	45,682

Other comprehensive income (loss):
Net Loss	$(6,983)	$(2,722)	$(53,396)	$(7,552)
Unrealized gain (loss) on short-term investment, net	(78)	—	(911)	364
Reclassification of unrealized loss on short-term investments	—	—	945	—
Foreign currency translation gain (loss)	(372)	(1,133)	(1,213)	(2,390)
Reclassification of currency translation loss on liquidation of investment in foreign entity	1,946	—	1,946	—
Comprehensive loss	$(5,487)	$(3,855)	$(52,629)	$(9,578)

Condensed Consolidated Balance Sheet

(In thousands, except per share data, unaudited)

	June 30,	September 30,
	2008	2007 (1)
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$68,318	$30,639
Short-term investments	16,836	91,084
Accounts receivable, net of allowance for doubtful accounts	8,820	14,566
Inventories, net	2,336	2,146
Prepaid and other current assets	2,026	2,077
Total current assets	98,336	140,512

Investments	29,148	—
Property and equipment, net	3,390	4,267
Other intangible assets, net	4,784	6,695
Other long-term assets	1,098	1,104
Goodwill	—	35,874
Total assets	$136,756	$188,452

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,023	$2,116
Accrued compensation and related benefits	6,597	6,942
Current portion of accrual for restructuring liability	611	733
Accrued and other current liabilities	4,178	3,484
Current portion of deferred revenue	9,478	10,349
Total current liabilities	22,887	23,624

Deferred revenue, net of current portion	2,582	2,752
Accrual for restructuring liability, net of current portion	1,118	1,574
Long-term deferred rent	496	705
Other long-term liabilities	479	—
Total liabilities	27,562	28,655
Minority interest	323	354

Stockholders’ equity:
Preferred stock, $0.001 par value:
10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value:
75,000,000 shares authorized, 45,786,184 and 45,732,623 issued and outstanding at June 30, 2008 and September 30, 2007, respectively	46	46
Additional paid-in capital	425,394	423,242
Accumulated deficit	(299,992)	(246,501)
Accumulated other comprehensive loss	(16,577)	(17,344)
Total stockholders’ equity	108,871	159,443
Total liabilities and stockholders’ equity	$136,756	$188,452

Consolidated Statement of Cash Flow

(In thousands, except per share data, unaudited)

	Nine Months Ended
	June 30,
	2008	2007

Cash flows from operating activities:
Net loss	$(53,396)	$(7,552)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of fixed assets	1,225	1,157
Amortization of acquired developed technology and patents	1,787	2,331
Non-realized foreign exchange loss (gain)	(1,470)	(2,394)
Amortization of acquired intangible assets	124	144
Stock-based compensation expense	2,127	1,799
Loss on disposal of property and equipment	20	25
Currency translation loss on liquidation of investment in foreign entity	1,946	—
Goodwill impairment charge	35,874	—
Investment impairment charge	3,812	—
Minority interest in ActivIdentity Europe S.A	(32)	8
Changes in:
Accounts receivable	6,339	7,839
Inventories	22	(519)
Prepaid and other assets	593	(166)
Accounts payable	(192)	1,944
Accrued compensation and related benefits	(714)	153
Accrual for restructuring liability	(581)	(508)
Accrued and other liabilities	666	453
Deferred revenue	(1,396)	(2,310)
Net cash provided by (used in) operating activities	(3,246)	2,404

Cash flows from investing activities:
Purchases of property and equipment	(264)	(1,815)
Purchases of short-term investments	(37,245)	(101,391)
Proceeds from sales and maturities of short-term investments	78,215	113,337
Other long-term assets	(63)	28
Net cash provided by investing activities	40,643	10,159

Cash flows from financing activities:
Proceeds from exercise of options, rights and warrants	25	191
Net cash provided by financing activities	25	191
Effect of exchange rate changes	257	482
Net increase in cash and cash equivalents	37,679	13,236
Cash and cash equivalents, beginning of period	30,639	11,477
Cash and cash equivalents, end of period	$68,318	$24,713

Supplemental disclosures:
Cash paid (refund received) for income taxes, net	$(11)	$360

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP costs of revenue, operating expenses, other expenses, net loss and net loss per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time, and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude goodwill and investment impairments as well as costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management, particularly while we undertake strategic restructuring initiatives. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

GAAP to non-GAAP Reconciliation Table

(In thousands, except per share data, unaudited)

	Fiscal 2007				Fiscal 2008
	Q1 ‘07	Q2 ‘07	Q3 ‘07	Q4 ‘07	Q1 ‘08	Q2 ‘08	Q3 ‘08

Reported net loss (GAAP basis)	$(1,394)	$(3,436)	$(2,722)	$(1,746)	$(3,947)	$(42,466)	(6,983)

Net loss reconciliation:
Stock based compensation	711	339	749	719	772	595	760
Restructuring (recovery)	—	—	—	—	(73)	—	3
Severance	30	68	(12)	211	908	842	257
Amortization of intangible assets	840	840	795	660	643	634	634
Goodwill impairment charge	—	—	—	—	—	35,874	—
Investment impairment charge	—	—	—	—	—	2,992	821
Loss on liquidation of investment in foreign entity	—	—	—	—	—	—	1,946
Tax effect of non-GAAP adjustments	(17)	(37)	(24)	(291)	(25)	13	(92)

Non-GAAP net income (loss):	170	(2,226)	(1,214)	(447)	(1,722)	(1,516)	(2,654)

Net income (loss) per share reconciliation
GAAP net loss per share - basic	(0.03)	(0.08)	(0.06)	(0.04)	(0.09)	(0.93)	(0.15)
Stock based compensation	0.01	0.01	0.01	0.02	0.02	0.01	0.02
Restructuring (recovery)	—	—	—	—	—	—	—
Severance	—	—	—	—	0.02	0.02	—
Amortization of intangible assets	0.02	0.02	0.02	0.01	0.01	0.01	0.01
Goodwill impairment charge	—	—	—	—	—	0.79	—
Investment impairment charge	—	—	—	—	—	0.07	0.02
Loss on liquidation of investment in foreign entity	0.04
Tax effect of non-GAAP adjustments	—	—	—	—	—	—	—
Non-GAAP net income per share - basic and diluted	$0.00	$(0.05)	$(0.03)	$(0.01)	$(0.04)	$(0.03)	(0.06)

Weighted average shares - basic	45,625	45,662	45,713	45,728	45,741	45,773	45,778

Discussion of Specific Items Excluded from Non-GAAP Financial Measures

Our non-GAAP financial measures include impairments of investments and goodwill and generally exclude costs and expenses for (i) stock based compensation, (ii) restructuring, (iii) severance, and (iv) amortization of intangible assets, net of cumulative tax effects. We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believer our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. Except for costs and expenses related to restructuring and severance, these items are non-cash and do not affect cash flows.

1) Impairment of investments - The Company recorded an other-than-temporary impairment of investments of $3.0 million in the quarter ended March 31, 2008, to reflect the decrease in fair market value of auction rate security (ARS) holdings. For the quarter ended June 30, 2008, $.8M of additional impairment was recorded to reflect a further decrease in fair market value of ARS holdings. Uncertainty in the credit markets have resulted in a devaluation of our ARS holdings. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the impairment of ARS investments. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (i) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (ii) compare past and future reports of financial results of the Company excluding the impact of uncertainty in the credit markets.

2) Impairment of goodwill - In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, the Company tests recorded goodwill and intangibles with indefinite lives for impairment at least annually. During the quarter ended March 31, 2008, the Company’s stock price declined approximately 36%, an event that indicated the potential impairment of the carrying value of goodwill. As a result, management undertook an impairment evaluation to estimate the fair value of the Company’s single reporting unit in relation to the book value of the Company. As a result of the analysis, the entire carrying value of goodwill was deemed fully impaired and written down to nil, as a non-cash charge to income. Because the goodwill impairment resulted from a decline in the market value of the Company’s stock price rather than as a result of any current period operational activity, we include this non-GAAP financial adjustment to provide investors a more comparative report of financial performance for the period. However, as with amortization of intangible charges, we recognize that impairment costs provide a helpful measure of the financial impact and performance of prior acquisitions and investors should consider our non-GAAP financial measures in conjunction with our GAAP financial results that include impairment costs.

3) Stock based compensation – We exclude stock based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures. While stock based compensation is a significant component of our expenses, it is a non-cash expense and we feel the inclusion does not reflect the true operational economies and efficiencies of the company. While the board of directors and the management team assesses the Company’s operating performance using various metrics, stock based compensation is generally omitted from most of these metrics when assessing the overall performance of the company.  We, therefore, also believe that investors would wish to be able to assess our results of operations using the same measures as used by the board and management, in addition to the GAAP measures.

4) Restructuring and severance – We exclude restructuring and severance in our non-GAAP financial measures because these costs are unrelated to our ongoing operations. We believe excluding restructuring and severance expenses helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring and severance will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

5) Amortization of acquired intangible assets – In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and investors should consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

6) Loss on liquidation of investment in foreign entity – In accordance with GAAP, we record accumulated foreign exchange translation gain or loss through Other Comprehensive Income (Loss).  Upon liquidation of an investment in a foreign entity, GAAP requires we reclassify the cumulative translation impact attributable to the liquidated foreign entity from Accumulated Other Comprehensive Income (Loss) and record the gain or loss directly to current net income.  During the quarter ended June 30, 2008, we liquidated a subsidiary, ActivCard Developments Pty. Ltd., and reclassified $1.9 million of accumulated translation adjustment from the Accumulated Other Comprehensive Loss component of equity to Other Expense on the Condensed Consolidated Statement of Operations.  The accumulated losses resulted from the historic translation of the foreign entity’s Australian Dollar denominated local books in the Company’s consolidation process.  We exclude this loss on liquidation from our non-GAAP financial measures as the liquidation was (i) a non-recurring transaction to liquidate an inactive foreign subsidiary with no operational impact on current period earnings, and (ii) the accumulated loss resulted from several years of fluctuating exchange rates and including the charge in current period earnings makes it difficult to analyze current period performance.